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                                     Washington, D.C. 20549            -------------------------------
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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                STAMPS.COM INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)

                DELAWARE                                  77-0454966
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           3420 Ocean Park Blvd
       Suite 1040, Santa Monica, CA                         90405
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   (Address of principal executive offices)               (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered

                   None.
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----------------------------------------  --------------------------------------

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-77025      (if applicable)
---------------

Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $0.001 PER SHARE
--------------------------------------------------------------------------------
                               (Title of Class)

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                               (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the "Common Stock"), of Stamps.com Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 52 of the Registrant's Registration Statement on Form S-1, Registration No. 333-77025 (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, is incorporated herein by this reference.

Item 2.  Exhibits.

     The following documents are included as Exhibits to Registrant's Registration Statement and incorporated herein by this reference:

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              Exhibit Description                                                       Form S-1 Exhibit Number
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
     (a)      Second Amended and Restated Certificate of Incorporation of the Registrant             3.1

     (b)      Proposed Amended and Restated Certificate of Incorporation of the Registrant           3.2

     (c)      Bylaws of the Registrant                                                               3.3

     (d)      Proposed Bylaws of the Registrant                                                      3.4

     (e)      Specimen of common stock certificate of the Registrant                                 4.2

     (f)      Amended and Restated Investors' Rights Agreement dated February 17, 1999              10.2
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)  Stamps.com Inc.
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Date          June 17, 1999
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By            /s/ John M. Payne
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              John M. Payne, Chief Executive Officer and President

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